SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Cytek Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CYTEK BIOSCIENCES, INC.
47215 Lakeview Boulevard
Fremont, California 94538
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 18, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Cytek Biosciences, Inc., a Delaware corporation. The Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/CTKB2025 on Wednesday, June 18, 2025 at 11:00 a.m. Pacific Time. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/CTKB2025 and entering the 16-digit Control Number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:45 a.m. Pacific Time on June 18, 2025. You will not be able to attend the meeting in person.
The Annual Meeting will be held for the following purposes:
1.
To elect our two Class I director nominees, Richard Chin, M.D. and Deborah Neff, each to serve a three-year term expiring at our 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers for the year ended December 31, 2024, as set forth in this proxy statement.
3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.	To conduct any other business properly brought before the meeting and any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Annual Meeting is April 21, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. For the 10 days ending the day prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters. To access the list, stockholders should email investors@cytekbio.com. The proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are being distributed and made available on or about April 28, 2025.
By Order of the Board of Directors

Valerie Barnett
Corporate Secretary

Fremont, California
April 28, 2025
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting
to be Held on Wednesday, June 18, 2025 at 11:00 a.m. Pacific Time.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please vote in advance by proxy over the telephone or the internet as instructed in these materials as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

CYTEK BIOSCIENCES, INC.
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
i

ii

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Cytek Biosciences, Inc. (sometimes referred to as the “Company,” “Cytek,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card with a second notice ten days after our first mailing of the Notice or thereafter, but you will not receive paper copies of the proxy materials unless you specifically request the materials. Please follow instructions provided in the Notice if you would like to receive paper copies of the proxy materials free of charge.
How do I attend the annual meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/CTKB2025. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/CTKB2025.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 21, 2025, the record date, or hold a valid proxy for the meeting.
To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/CTKB2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, voting instruction form, or in the email sending you the proxy materials. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 10:45 a.m. (Pacific Time) on June 18, 2025. Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis.
What if I cannot find my Control Number?
If you cannot locate your Control Number and you are a stockholder of record, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/CTKB2025 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of stockholders of record be made available?
For the 10 days ending the day prior to the Annual Meeting, a list of stockholders of record as of the close of business on the record date will be available for examination by any stockholder for a legally valid purpose at our corporate headquarters during regular business hours. To access the list, stockholders should email investors@cytekbio.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, technicians will be available to help you. A telephone number for technical assistance can be found at www.virtualshareholdermeeting.com/CTKB2025.

How do we ask questions of management and the Board at the Annual Meeting?
We plan to have a question and answer session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.virtualshareholdermeeting.com/CTKB2025 after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CTKB2025.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 21, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 127,599,142 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 21, 2025 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or in advance by proxy. Whether or not you plan to attend the meeting, we urge you to vote in advance by proxy over the telephone or through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 21, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and this Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may access the meeting at www.virtualshareholdermeeting.com/CTKB2025. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
1.
To elect our two Class I director nominees, Richard Chin, M.D. and Deborah Neff, each to serve a three-year term expiring at our 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal (Proposal 1).

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers for the year ended December 31, 2024, as set forth in this proxy statement (Proposal 2).
3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Proposal 1: You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify.
Proposal 2: You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal regarding the compensation of our named executive officers for the year ended December 31, 2024.
Proposal 3: You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or in advance by proxy over the telephone or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•
To vote prior to the Annual Meeting (until 11:59 p.m. (Eastern Time) on June 17, 2025), you may vote through the internet, by telephone or by completing a proxy card, which will be provided if you request a printed copy of the proxy materials.

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To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and your Control Number, which can be found on the Notice. Your internet vote must be received by 11:59 p.m. (Eastern Time) on June 17, 2025 to be counted.

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To vote over the telephone, follow the instructions in the Notice or voter instruction form. You will be asked to provide the company number and your Control Number, which can be found on the Notice. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on June 17, 2025 to be counted.

•
If you request printed copies of the proxy materials, a proxy card will be provided. You may vote by mail by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote during the Annual Meeting, follow the instructions at www.virtualshareholdermeeting.com/CTKB2025. You will need to enter the 16-digit Control Number found on the Notice.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from Cytek Biosciences, Inc.
•	To vote prior to the Annual Meeting, simply follow the voting instructions in the notice to ensure that your vote is counted.
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To vote during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock you own as of April 21, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote in advance or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card (or otherwise vote) without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all director nominees, “FOR” approval of the compensation of our named executive officers for the year ended December 31, 2024, and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the stock exchange rules, brokers, banks and other securities intermediaries that are subject to such stock exchange rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such stock exchange rules, but not with respect to “non-routine” matters. In this regard, Proposal 3 is considered a “routine” matter under applicable rules and interpretations, meaning that if you do not return voting instructions to your broker, broker, bank or other agent by its deadline, your shares may be voted by your broker in its discretion on Proposal 3. However, Proposals 1 and 2 are considered to be “non-routine” under applicable rules and interpretations and we therefore expect broker non-votes to exist in connection with the proposal.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to non-routine matters are counted as “broker non-votes.”
How many votes are needed to approve each proposal? How are votes counted?
The voting requirements and the impact of broker non-votes and abstentions for the proposals to be considered at the Annual Meeting are as follows:

Proposal	Vote Required	“Withhold” Vote	Effect of Abstentions	Effect of Broker Non-Votes on Outcome
Proposal 1—Election of Class I Directors

You may vote “FOR” all of the nominees, “WITHHOLD” your vote with respect to all of the nominees or “FOR” all of the nominees except for any of the nominees that you specify.	Plurality of the shares, which means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.	No effect	Not applicable	No effect

Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on this proposal.
Majority of the shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal. Since this proposal is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions and will take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions.
		Not applicable	Deemed to be votes against the proposal	None

Proposal	Vote Required	“Withhold” Vote	Effect of Abstentions	Effect of Broker Non-Votes on Outcome
Proposal 3—Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on this proposal.	Majority of the shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal	Not applicable	Deemed to be votes against the proposal	Not applicable

As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 127,599,142 shares outstanding and entitled to vote. Thus, the holders of 63,799,572 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. Your most current proxy is the one that is counted. If you are the stockholder of record, you may revoke your proxy in any one of the following ways:
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may submit another properly completed proxy card with a later date.
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2025 to Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary.
Our amended and restated bylaws (“Bylaws”) provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at next year’s annual meeting, stockholders must give timely advance written notice thereof to our Corporate Secretary at Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2026 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Corporate Secretary in writing no earlier than the close of business on February 18, 2026 or later than the close of business on March 20, 2026. However, if our 2026 annual meeting of stockholders is not held between May 19, 2026 and July 18, 2026, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made. Any such notice to the Corporate Secretary must include the information required by our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS
Classified Board
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the Board determines by resolution that any vacancies on the Board shall be filled by stockholders, vacancies may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has seven members: Jack Ball, Don Hardison, Michael Holder, Vera Imper, Ph.D., Wenbin Jiang, Ph.D., Deborah Neff, and Ming Yan, Ph.D. Mr. Hardison’s and Ms. Neff’s term of office expires on the date of the Annual Meeting. Mr. Hardison will no longer serve on our Board following the expiration of his term on the date of the Annual Meeting.
The Board has nominated Ms. Neff and Richard Chin, M.D. for election as Class I directors at the Annual Meeting, as recommended by the nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”). If elected at the Annual Meeting, each of these nominees would serve until our 2028 annual meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Three of our then-serving directors attended our 2024 annual meeting of stockholders (the “2024 Annual Meeting”). In addition, Mr. Holder, who was then a director nominee, attended the 2024 Annual Meeting.
The following table sets forth the Class I nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 21, 2025:

Name	Age	Independent(7)	Title
Class I Director Nominees(1)
Richard Chin, M.D.(2)	58	✔	Nominee
Deborah Neff*(3)(4)	72	✔	Director
Class II Directors(1)
Jack Ball*(3)(5)	78	✔	Director
Vera Imper, Ph.D.(4)(5)	63	✔	Director
Ming Yan, Ph.D.	62		Chief Technology Officer and Director
Class III Directors(1)
Wenbin Jiang, Ph.D.	61		Chief Executive Officer and Director
Michael Holder(3)(6)	62	✔	Director

*	Ms. Neff was appointed lead independent director, effective February 5, 2025. Prior to Ms. Neff’s appointment, Mr. Ball served as our lead independent director.
(1)
Class I director nominees are up for election at the Annual Meeting and will continue in office until our 2028 annual meeting of stockholders if elected, Class II directors will continue in office until our 2026 annual meeting of stockholders and Class III directors will continue in office until our 2027 annual meeting of stockholders, in each case until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(2)	If elected as a Class I director at the Annual Meeting, Dr. Chin will serve as a member of the Nominating and Corporate Governance Committee, effective as of the date of the Annual Meeting.
(3)	Member of the audit committee of our Board (the “Audit Committee”).
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Member of the compensation committee of our Board (the “Compensation Committee”).
(6)	Mr. Holder will serve as a member of the Compensation Committee, effective as of the date of the Annual Meeting.
(7)	As defined under the rules of the Nasdaq Stock Market LLC (“Nasdaq”) and the SEC, as applicable.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-Year Term Expiring at our 2028 Annual Meeting
Richard Chin, M.D., is a nominee to serve as a member of our Board. Since 2021, Dr. Chin has served as the managing director of Ascendant Venture LLC, a family office and venture studio that has incubated several life sciences companies. He has also served as the Chief Executive Officer and a board member of AdoraPet Biosciences, Inc., a biotechnology startup focused on pets, since 2022. From 2012 to 2021, he served as Chief Executive Officer and a board member of Kindred Biosciences, Inc., a public biotechnology company focused on companion animals that was acquired by Elanco in 2021. From 2008 to 2011, Dr. Chin served as Chief Executive Officer of Institute for OneWorld Health, a nonprofit biotechnology company developing drugs for neglected diseases. In addition, from 2006 to 2008, he served as Chief Executive Officer of OXiGENE, Inc., a public biotechnology company developing vascular targeting drugs for oncology and ophthalmology. Prior to that, Dr. Chin served in various leadership roles in clinical development and medical affairs. He currently serves on the board of directors of several private biosciences companies, including Bio Usawa Inc., VETmAb Biosciences, Inc. and Lifeguard Biosciences, Inc., as well as two nonprofit organizations, the Center for Asian American Media and the Sand Mandala Foundation. Dr. Chin holds a B.A. in biology from Harvard College, an M.A. and B.A. in law from Oxford University and a medical degree from Harvard Medical School.
We believe that Dr. Chin's extensive experience as an executive in the biotechnology industry and as a public company board member provides him with the qualifications and skills to serve as a director of our company.
Deborah Neff has served as a member of our Board since June 2022. Since 2020, Ms. Neff has served as the Principal of DJN Consulting, LLC, an executive management, business strategy and operations consulting company. Prior to that, from 2017 to 2020, she served as Chief Executive Officer of Evanostics LLC, an early-stage, private biotechnology company. From 2014 to 2016, she served as the Chief Operating Officer of Complete Genomics Inc., a business unit of BGI-Shenzhen, a publicly-traded genomic sequencing and proteomic services company. From 2006 to 2013, she served as the Chief Executive Officer at Pathwork Diagnostics Inc., a privately-held molecular diagnostics company, and from 2003 to 2006, she served as the Chief Executive Officer at Predicant Biosciences, formerly a private biotechnology company. Ms. Neff also served as President of BD Biosciences, Inc., a global business segment of Becton Dickinson, from 1995 to 2003. Since October 2021, Ms. Neff has served as a member of the board of directors of Atomo Diagnostics Limited, an Australian publicly-traded rapid diagnostics company. She served on the board of directors of Bio-Rad Laboratories, Inc. from 2011 to 2017 and on the board of directors of Advanced Medical Optics, Inc. from 2003 to 2009. Ms. Neff currently serves as the Executive Trustee and Chair of the University of California, Davis Foundation, as chair of the board of directors of Guide Dogs for the Blind, and on the advisory board of privately funded start-up company Partillion Bioscience Corporation. Ms. Neff holds a B.S. in Physiology from the University of California, Davis and completed graduate training and licensure in clinical laboratory science. She has attended executive business programs in finance, marketing and general management at Wharton, Stanford and Harvard Business Schools.
We believe that Ms. Neff’s extensive experience as an executive in the biotechnology industry and on the board of directors of publicly-traded biotechnology companies provides her with the qualifications and skills to serve as a director of our company.
Directors Continuing in Office Until our 2026 Annual Meeting
Jack Ball has served as a member of our Board since September 2018. Since 2011, Mr. Ball has served as the President of Tyball Associates LLC, a medical device consulting firm. He has also served on the board of directors of Carterra, Inc., a biotechnology company, since 2016, and on the board of directors of KromaTiD, Inc., a biotechnology company, since 2021. From March 2016 to June 2023, Mr. Ball served on the board of directors of NanoCellect Biomedical, Inc., a biotechnology company. From October 2010 to March 2021, Mr. Ball served on the board of directors of Swift Biosciences Inc., a biotechnology company. From September 2013 to December 2019, Mr. Ball served as Chief Executive Officer and a board member at Solulink Inc., a biotechnology company. From February 2006 to July 2011, Mr. Ball was Chief Commercial Officer at Accuri Cytometers, Inc., a medical instruments company, which was sold to Becton Dickinson & Co in March 2011. Prior to that, Mr. Ball was Chief Executive Officer at Amnis Corporation, a biotechnology company, Chief Commercial Officer at Molecular Probes, Inc., a biotechnology company, Senior Vice President and General Manager at Orchid Biosciences, a DNA testing services biotechnology company and President for North America at Amersham Pharmacia Biosciences Corp., a healthcare company. Mr. Ball holds a B.S. in Agriculture from the University of Georgia.
We believe that Mr. Ball’s extensive experience as an executive in flow cytometry instrument and reagent companies provides him with the qualifications and skills to serve as a director of our company.
Vera Imper, Ph.D. has served as a member of our Board since December 2021. Dr. Imper served as Vice President and Head, Business Development of Roche Molecular Solutions from January 2018 to November 2021. Dr. Imper previously served as Vice President, Worldwide Business Development of Becton Dickinson Biosciences from May 2009 to October 2017. Dr. Imper holds a Ph.D. in Bioinorganic Chemistry, an M.S. in Physical and Organic Chemistry and a B.S. in Pharmacy and Biochemistry from the University of Zagreb.
We believe that Dr. Imper’s extensive experience as an executive in the biotechnology industry provides her with the qualifications and skills to serve as a director of our company.
Ming Yan, Ph.D. has served as our Chief Technology Officer and a member of our Board since 2015. Dr. Yan is also a co-founder of our company. Dr. Yan has over 20 years of experience in research and development. Prior to joining our company, Dr. Yan held research and development positions at AT&T Bell Laboratories, a research and development division of AT&T Communications, a telecommunications company, Lawrence Livermore National Labs, a federal research facility, and BD Biosciences, a biotechnology company. Dr. Yan has published several research papers relating to laser spectroscopy and cell analysis in top peer-reviewed journals. He has over a dozen patents and pending patent applications for his innovations. Dr. Yan holds a B.S. in Physics from Fudan University and a Ph.D. in Electrical Engineering from the City University of New York.
We believe that Dr. Yan’s extensive experience in the biotechnology field, and in particular, with flow cytometry, provides him with the qualifications and skills to serve as a director or our company and as our Chief Technology Officer.
Directors Continuing in Office Until our 2027 Annual Meeting
Michael Holder has served as a member of our Board since June 2024. Since 2023, Mr. Holder has served as the Principal of Gloria Consulting Partners LLC, an executive management, business strategy, and financial consulting company. He also served as Chief Executive Officer of Sensable Health Inc., a privately held wellness company, from 2024 to 2025. Prior to that, Mr. Holder served as Chief Financial Officer of AVITA Medical Inc., a publicly-traded regenerative medicine company, from 2021 to 2023; as Chief Financial Officer of ImmuneCyte Inc., a privately-held biopharmaceutical company, from 2020 to 2021; as Chief Executive Officer and Portfolio Manager of Carolina Longevity Institute, LLC, a biotech and medtech private investment company, from 2017 to 2019; as Chief Executive Officer and Chief Financial Officer of Organ Transport Systems Inc, a privately-held medical device company, from 2010-2017 and 2005-2010, respectively; as Vice President of Sales, Operations and Finance and Chief Financial Officer for Premier Sourcing Partners Inc., a wholly-owned subsidiary of Premier Inc., a privately-held medical and information technology product and services company, from 2002 to 2004 and 2000 to 2022, respectively; as Chief Financial Officer of Clarkston-Potomac Group, a privately-held ERP implementation and integration services company, from 1998 to 2000; and as Chief Financial Officer of Beacon Eye Institute, a publicly-traded provider of Laser Vision Correction equipment and services from 1996 to 1998. Mr. Holder currently serves as a member of the board of directors of Keyron Ltd, a privately-held medical device company based in the U.K. Mr. Holder holds a B.S. in Business Administration from The Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, and an M.B.A. with a major in Corporate Strategy and Finance from The Wharton School at the University of Pennsylvania. Mr. Holder previously obtained his certified public accountant license (currently inactive). He has attended board education programs at Harvard Business School.
We believe Mr. Holder’s extensive experience as an executive in the biotechnology industry and in accounting provides him with the qualifications and skills to serve as a director of our company.
Wenbin Jiang, Ph.D. has served as our Chief Executive Officer and a member of our Board since December 2014. Dr. Jiang is also a co-founder of our company. In 1998, Dr. Jiang co-founded E2O Communications, Inc., a fiber optic subsystems manufacturing company, which was acquired by JDS Uniphase Corporation in 2004. Dr. Jiang is an inventor of more than 100 U.S. patents and an author of five book chapters and over 50 peer-reviewed technical papers. Dr. Jiang holds a B.S. in Physics and M.S. in Optics & Laser Physics from Fudan University and a Ph.D. in Electrical Engineering from University of California, Santa Barbara. Dr. Jiang is currently serving on the Board of Trustees of the UC Santa Barbara Foundation and the Director’s Council in the Institute for Energy Efficiency at UC Santa Barbara.
We believe that Dr. Jiang’s extensive experience as an executive in the technology industry provides him with the qualifications and skills to serve as a director or our company and as our Chief Executive Officer.
Director Whose Term Expires at the Annual Meeting
Don Hardison has served as a member of our Board since June 2022. From 2017 to February 2021, Mr. Hardison served as the President, Chief Executive Officer and board member of Biotheranostics, Inc., a privately-held molecular oncology diagnostics company acquired by Hologic, Inc. in February 2021. From 2010 to 2016, Mr. Hardison served as President, Chief Executive Officer and board member of Good Start Genetics, Inc., a privately-held molecular diagnostics/information company. From 2007 to 2009, he served as Executive Vice President and Chief Operating Officer of Laboratory Corporation of America (LabCorp), a publicly-traded healthcare diagnostics company, and served as President, Chief Executive Officer and board member of Exact Sciences Corporation, a publicly-traded biotechnology company, from 2000 to 2007. Since 2021, Mr. Hardison has also served on the board of directors of BioPorto Diagnostics A/S, a publicly-traded medical technology company; and MDX Health SA, a publicly-traded molecular oncology company. He served on the board of directors of HTG Molecular Diagnostic, a publicly-traded biotechnology company, from 2016 to 2023. He also serves on the board of directors of, and as an advisor to, privately-held healthcare companies from time to time. Mr. Hardison holds an A.B. in Political Science from the University of North Carolina at Chapel Hill.
We believe that Mr. Hardison’s extensive experience as an executive in the biotechnology industry and on the board of directors of publicly-traded biotechnology companies provides him with the qualifications and skills to serve as a director of our company. Mr. Hardison’s term on the Board expires on the date of the Annual Meeting.
Required Vote
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
The Nasdaq listing standards require that a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The standards provide that a director is independent if, in the opinion of that company’s board of directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time. The Board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board considered all facts and circumstances that our Board deemed relevant in determining their independence.
Applying these standards, the Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Jack Ball, Don Hardison, Michael Holder, Vera Imper, Ph.D. and Deborah Neff. The Board has also affirmatively determined that director nominee Richard Chin, M.D. is independent within the meaning of the applicable Nasdaq listing standards and that Gisele Dion, whose term on the Board expired on June 5, 2024, was an independent director within the meaning of the applicable Nasdaq listing standards when she served on the Board. The Board found that none of these directors had a material or other disqualifying relationship with us.
Board of Directors Leadership Structure
The Board is currently chaired by our Chief Executive Officer and President, Dr. Jiang. The Board has also appointed Ms. Neff as lead independent director.
Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board and make recommendations to the Board with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the chairperson is not an independent director, the Board may designate one of the independent directors as a “lead independent director.” The chairperson schedules and sets the agenda for meetings of the Board in consultation with the lead independent director, and the chairperson chairs such meetings.
Our Board believes that our stockholders and the company currently are best served by having Dr. Jiang, our Chief Executive Officer, serve as chairman of the Board and Ms. Neff serve as our lead independent director. Our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Dr. Jiang’s executive leadership and operational experience, including familiarity with our business as a founder and Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board believes that Dr. Jiang’s combined role as Chief Executive Officer and chairman of the Board enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, including the role and responsibilities of the lead independent director, the composition of the Board and sound corporate governance policies and practices.

Role of the Board of Directors in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The full Board also considers our cybersecurity risk exposure and has oversight of our policies and procedures that identify and mitigate our cybersecurity risks.
•
Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

•
Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

•	Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board of Directors Evaluation Process
Each year, our Board and its committees complete an assessment of their performance, respectively. The assessment includes an evaluation of the topics covered by the Board or applicable committee during the year, the effectiveness of the Board and committees in fulfilling their functions and responsibilities, the structure, composition and processes of the Board or applicable committee and the information received by the Board or applicable committee in fulfilling their functions. Our Nominating and Corporate Governance Committee oversees this assessment process.
Meetings of the Board of Directors
The Board met eight times during 2024. During 2024, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the period in which he or she served as a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
The following table provides membership and meeting information for 2024 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Jack Ball	Member	Chair	—
Gisele Dion	—(1)	—(1)	—
Don Hardison(2)	—	Member	Member
Michael Holder	Chair(3)	—	—
Vera Imper, Ph.D.	—	Member(4)	Chair
Deborah Neff	Member	—	Member
Total meetings in 2024	5	6	4

(1)
Ms. Dion’s term on the Board expired on June 5, 2024, the date of the 2024 Annual Meeting. Prior to that, Ms. Dion served as the Chair of the Audit Committee and as a member of the Compensation Committee.

(2)	Mr. Hardison’s term expires on the date of the Annual Meeting.
(3)	Mr. Holder was appointed Chair of the Audit Committee, effective June 5, 2024.
(4)	Dr. Imper was appointed to serve on the Compensation Committee, effective June 5, 2024.
Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee evaluates the performance and assesses the qualifications of our independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditors, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is composed of three directors: Mr. Holder (Chair), Mr. Ball and Ms. Neff. Ms. Dion served as Chair of the Audit Committee during the year ended December 31, 2024, until her term as a director expired on June 5, 2024 at the 2024 Annual Meeting. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Mr. Holder qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Holder’s level of knowledge and experience based on a number of factors, including his formal education, certification and experience in senior finance and accounting roles at public reporting companies.
The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.cytekbio.com.
Compensation Committee
The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and our other executive officers and directors; and

•	administration of our equity compensation plans and other similar plans and programs.
The Compensation Committee is currently composed of three directors: Mr. Ball (Chair), Mr. Hardison and Dr. Imper. Following the Annual Meeting, Mr. Hardison will no longer serve on the Board or the Compensation Committee and Mr. Holder will serve as a member of the Compensation Committee. All members of the Compensation Committee and Mr. Holder are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). Ms. Dion was a member of the Compensation Committee during the year ended December 31, 2024, until her term as a director expired on June 5, 2024 at the 2024 Annual Meeting.
The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.cytekbio.com.
Please see the sections entitled “Executive Compensation” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive officer and director compensation.

Equity Awards Committee
In 2021, the Board formed an Equity Awards Committee, currently composed of our Chief Executive Officer, Chief Legal Officer and Chief People Officer, to which it delegated authority to grant, without any further action required by the Board or the Compensation Committee, stock options and/or restricted stock units (“RSUs”) to employees who are leveled below Vice President. The Compensation Committee is responsible for oversight of the Equity Awards Committee.
The purpose of this delegation of authority is to enhance the flexibility of our equity awards administration and to facilitate the timely grant of equity awards to newly-hired employees and to existing employees in connection with the annual review process and promotions outside the ordinary annual review process in circumstances where management has determined that additional individual incentives are appropriate. Under the delegation in effect in 2024, the Equity Awards Committee could not grant equity awards to acquire more than an aggregate of 5,000,000 shares of our common stock. The number of shares underlying individual equity grants by the Equity Awards Committee is limited to a range based upon employee level, as approved by the Board or the Compensation Committee.
As part of its oversight function, the Compensation Committee reviews the grants made by the Equity Awards Committee on a quarterly basis. During 2024, the Equity Awards Committee exercised its authority to grant RSUs to purchase an aggregate of approximately 2,217,094 shares to non-officer employees.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee in 2024 was at any time during 2024 or at any other time an officer or employee of Cytek or any of our subsidiaries. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that had one or more executive officers who served on our Board or our Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, making recommendations to the Board of candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and its committees and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of three directors: Dr. Imper (Chair), Mr. Hardison and Ms. Neff. Following the Annual Meeting, Mr. Hardison will no longer serve on the Board or the Nominating and Corporate Governance Committee and, if elected, Dr. Chin will serve on the Board and as a member of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee and Dr. Chin are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).
The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website and https://investors.cytekbio.com.
Nominations Process and Director Qualifications
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. In 2024, we engaged a professional search firm to assist in identifying qualified candidates to serve on the Board and as chair of the Audit Committee upon the expiration of Gisele Dion’s term on June 5, 2024 at the 2024 Annual Meeting. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board is set forth in our Bylaws and Corporate Governance Guidelines.
Communications with the Board of Directors
The Board, including a majority of the independent directors, has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538, Attention: Corporate Secretary. All communications are reviewed by our Corporate Secretary and provided to the members of the Board consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the Board will not be provided to directors. Any communication that is not provided to directors is recorded in a log and made available to our Board. All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Audit Matters will be promptly and directly forwarded to the Audit Committee. This information is available on our website at https://investors.cytekbio.com.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. The Code of Business Conduct and Ethics is available on our website at https://investors.cytekbio.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Corporate Governance Guidelines
In June 2021, the Board documented our governance practices by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at https://investors.cytekbio.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and by the Company itself. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, Nasdaq listing standards, and procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.
Prohibition on Hedging, Pledging and Short Sales
To ensure alignment of the interests of our stockholders, our Insider Trading Policy prohibits short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities for all Cytek employees, directors and consultants, their respective family members and other household members, and all companies controlled by those covered by our Insider Trading Policy.

PROPOSAL 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, and Section 14A of the Exchange Act require that we seek, on a non-binding advisory basis, stockholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•	compensation should relate to performance;
•	equity awards help executive officers think like stockholders; and
•	total compensation opportunities should be competitive.
Our Board believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. Stockholders are urged to read the section entitled “Executive Compensation,” which further discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers.
The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Cytek Biosciences, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures set forth in the proxy statement relating to Cytek Biosciences, Inc.’s 2025 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory and non-binding basis, the compensation of our named executive officers for the year ended December 31, 2024. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2019. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees for services rendered relating to the years ended December 31, 2024 and 2023 by Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu Limited, our independent registered public accountant:

	Year Ended December 31
	2024	2023
	(in thousands)
Audit Fees(1)	$1,606	$3,617
Audit-related Fees(2)	35	30
Tax Fees(3)	930	850
All Other Fees(4)	2	—
Total Fees	$2,573	$4,497

(1)
Consists of fees for professional services rendered for the audits of our annual financial statements (which included an assessment of the effectiveness of our internal controls over financial reporting) and the reviews of our interim financial statements, which were included in the year to which the audit or review related.

(2)	Consists of fees billed for professional services associated with SEC registration statements and other documents filed with the SEC.
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees billed for subscriptions to an online accounting and financial reporting research assistance service.
All fees described above were pre-approved by the Audit Committee.
During the year ended December 31, 2024, all hours expended on our financial audit were provided by Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu Limited.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of non-audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Required Vote
The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Submitted by the Audit Committee
Michael Holder (Chair)
Jack Ball
Deborah Neff

EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of April 21, 2025:

Name	Age	Position
Wenbin Jiang, Ph.D.	61	Chief Executive Officer, President and Director
William McCombe	67	Chief Financial Officer
Ming Yan, Ph.D.	62	Chief Technology Officer and Director
Valerie Barnett	50	Chief Legal Officer and Corporate Secretary
Philippe Busque, Ph.D.	55	Senior Vice President, Global Sales and Services

The executive officers serve at the discretion of our Board. There is no family relationship between any of our directors or executive officers and any of our other directors or executive officers.
For information regarding Drs. Jiang and Yan, please refer to Proposal No. 1, “Election of Directors,” above.
William McCombe has served as our Chief Financial Officer since March 2024. Prior to joining our company, Mr. McCombe served as Chief Financial Officer at Velo3D Inc., a metal 3D printing systems company, from August 2020 to September 2023, and as Chief Financial Officer at HZO, Inc., a nano coatings company, from 2018 to 2020. Mr. McCombe also previously served as Chief Financial Officer at Maxar Technologies Inc., a satellite and space imaging company, from 2016 to 2018. Prior to that, Mr. McCombe served as Managing Director, Mergers and Acquisitions, at Bank of America Merrill Lynch and Morgan Stanley. Mr. McCombe holds an M.B.A. from Columbia University Graduate School of Business and a Bachelor of Laws and Commerce from the University of Melbourne.
Valerie Barnett has served as our Chief Legal Officer since February 2024 and Corporate Secretary since April 2021. Ms. Barnett served as our General Counsel from January 2021 to February 2024. Prior to joining our company, Ms. Barnett served as Vice President, Legal and Corporate Secretary at Dermira, Inc., a biopharmaceutical company focused on dermatologic diseases, from 2015 to 2020 until its acquisition by Eli Lilly and Company. Ms. Barnett also served as Associate General Counsel at Fluidigm Corporation (now known as Standard BioTools Inc.), a biotechnology tools company, from 2011 to 2015. Prior to that, Ms. Barnett practiced law as a corporate and securities attorney at Wilson Sonsini Goodrich & Rosati. Ms. Barnett holds a B.A. in Political Science from the University of California, Irvine and a J.D. from Cornell Law School.
Philippe Busque, Ph.D. has served as our Senior Vice President, Global Sales and Services since August 2023. Prior to his current role, Dr. Busque was our Acting General Manager for EMEA from March 2023 to August 2023. From November 2015 to March 2023, Dr. Busque served as the General Manager of various operating units at Abbott Diabetes Inc., a subsidiary of Abbott Laboratories, a healthcare company, and Johnson & Johnson Inc., a healthcare company. Dr. Busque also previously served as Vice President, Global Sales and Marketing of Sony Biotechnology Inc., a biotechnology company, from 2012 to 2015 and in multiple roles at BD Biosciences from 1998 to 2012, including as Vice President, Sales, Service, Customer Service. Dr. Busque holds a B.Sc. in Biology, M.Sc. in Microbiology and Ph.D. in Immunology from Universite de Montreal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025 (except as otherwise noted), by:
•	each of our named executive officers;
•	each of our directors and director nominees;
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 127,599,142 shares of common stock outstanding as of March 31, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities that own five percent (5%) or more of our common stock listed in the table below is c/o Cytek Biosciences, Inc., 47215 Lakeview Boulevard, Fremont, California 94538.

	Beneficial Ownership
Beneficial Owner	Number of Shares of Common Stock	Percent of Total
Named Executive Officers, Directors and Director Nominees
Wenbin Jiang, Ph.D.(1)	6,094,266	4.74%
Ming Yan, Ph.D.(2)	6,363,586	4.97%
William McCombe(3)	85,420	*
Valerie Barnett(4)	438,952	*
Philippe Busque(5)	60,357	*
Patrik Jeanmonod(6)	524,243	*
Chris Williams(7)	16,473	*
Jack Ball(8)	83,030	*
Don Hardison(9)	75,949	*
Michael Holder(10)	19,570	*
Vera Imper, Ph.D(11)	84,629	*
Deborah Neff(12)	75,949	*
Richard Chin(13)	—	—
All executive officers and directors as a group (10 persons)(14)	13,381,708	10.33%
5% Stockholders
Entities affiliated with BlackRock, Inc.(15)	18,482,795	14.49%
Entities affiliated with The Vanguard Group(16)	11,890,700	9.32%
Entities affiliated with Brown Capital Management, LLC(17)	9,493,474	7.44%
Entities affiliated with Hillhouse Investment Management, Ltd.(18)	6,657,030	5.22%

*	Less than one percent of the outstanding shares of our common stock.
(1)	Consists of (i) 5,224,911 shares of common stock and (ii) 869,355 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(2)	Consists of (i) 6,031,802 shares of common stock and (ii) 331,784 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(3)	Consists of 85,420 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.

(4)	Consists of (i) 73,372 shares of common stock and (ii) 365,580 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(5)	Consists of (i) 15,919 shares of common stock and (ii) 44,438 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(6)	Consists of (i) 63,616 shares of common stock and (ii) 460,627 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(7)	Consists of 16,473 shares of common stock.
(8)	Consists of (i) 26,999 shares of common stock and (ii) 56,031 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(9)	Consists of 75,949 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(10)	Consists of (i) 6,543 shares of common stock and (ii) 13,027 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(11)	Consists of 84,629 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(12)	Consists of 75,949 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(13)	Nominee for election as a Class I director at the Annual Meeting.
(14)	Consists of (i) 11,379,546 shares of common stock and (ii) 2,002,162 shares issuable pursuant to stock options exercisable and RSUs vesting within 60 days of March 31, 2025.
(15)
As of December 31, 2024 based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2025. In accordance with SEC Release No. 34-39538 (January 12, 1998), this Schedule 13G/A reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units (collectively, the “Reporting Business Units”) of BlackRock, Inc. and its subsidiaries and affiliates. It does not include securities, if any, beneficially owned by other business units whose beneficial ownership of securities are disaggregated from that of the Reporting Business Units in accordance with such release. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(16)
As of December 31, 2023 based on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group serves as an investment advisor to investment companies registered under the Investment Company Act of 1940 and other managed accounts (collectively, “Vanguard”). Accordingly, The Vanguard Group is deemed to have shared voting and dispositive power over the shares of common stock beneficially owned by Vanguard. The address for The Vanguard Group is 771 Vanguard Blvd., Malvern, Pennsylvania 19355.

(17)
As of September 30, 2024 based on information contained in a Schedule 13G/A filed by Brown Capital Management, LLC (“Brown Capital”) with the SEC on November 14, 2024. All of these shares are owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to it discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than Brown Capital Management, LLC have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the class. The address for Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(18)
As of September 30, 2024 based on information contained in a Schedule 13G filed by Hillhouse Investment Management, Ltd. with the SEC on November 14, 2024. Hillhouse Investment Management, Ltd., an exempted Cayman Islands company (“HIM”). HIM acts as the sole management company of Hillhouse Focused Growth Fund V, L.P. (“Growth Fund”). CTKBS Holdings Limited (“CTKBS”) is wholly owned by Growth Fund. HIM is hereby deemed to be the beneficial owner of, and to control the voting power of, the Common Stock held by CTKBS. The address of the business office of HIM is Office #122, Windward 3 Building, Regatta Office Park, West Bay Road, Grand Cayman, Cayman Islands, KY1-9006.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This section describes our compensation program for our executive officers and specifically how it applied to our named executive officers for 2024. Such arrangements are further detailed in the Summary Compensation Table and other compensation tables included in this proxy statement. The discussion focuses on our executive compensation policies, decisions made by our Compensation Committee or our Board and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.
Our named executive officers for the fiscal year ended December 31, 2024 were as follows:
•	Wenbin Jiang, Ph.D., Chief Executive Officer and President
•	William McCombe, Chief Financial Officer(1)
•	Ming Yan, Ph.D., Chief Technology Officer
•	Valerie Barnett, Chief Legal Officer and Corporate Secretary(2)
•	Philippe Busque, Senior Vice President, Global Sales and Services
•	Patrik Jeanmonod, former Chief Financial Officer(3)
•	Chris Williams, former Chief Operating Officer(4)
(1)	Mr. McCombe was appointed as Chief Financial Officer, effective as of March 18, 2024.
(2)	Prior to February 21, 2024, Ms. Barnett served as our General Counsel and Corporate Secretary.
(3)	Mr. Jeanmonod no longer serves as our Chief Financial Officer, effective as of March 17, 2024.
(4)	Mr. Williams no longer serves as our Chief Operating Officer, effective as of September 27, 2024.
We refer to these individuals in this proxy statement as our “named executive officers.”
Consideration of the 2024 “Say on Pay” Vote
At our 2024 Annual Meeting, our stockholders approved the advisory resolution on our named executive officer compensation (the “Say on Pay” proposal) with over 85.8% of the votes cast voting in favor of the resolution. We take the views of our stockholders seriously, and we believe that this vote result demonstrates that our stockholders are generally in favor of our executive compensation program. At our 2023 Annual Meeting, our stockholders also expressed an overwhelming preference for an annual “Say on Pay” vote, with over 99.5% of votes cast being in favor of this frequency, and as such we will be holding our next “Say on Pay” vote at our 2026 Annual Meeting.
Objectives and Principles of Our Executive Compensation Program
The primary goal of our executive compensation program is to ensure that we attract, hire and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to incentivize our executive officers to achieve our short- and long-term goals and fairly reward our executive officers for our corporate performance, reinforcing accountability. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•
Compensation should relate to performance. We believe that executive compensation should be directly linked to corporate performance, including the achievement of annual corporate objectives and the enhancement of long-term stockholder value.

•
Equity awards help executive officers think like stockholders. We believe that our executive officers’ total compensation should have a significant equity component because stock-based awards help reinforce the executive officers’ long-term interest in our overall performance and align the interests of our executive officers with those of our stockholders.

•
Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executive officers who will help us perform better than our competitors.

Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
The Compensation Committee has principal responsibility for reviewing our executive compensation structure, evaluating performance by our executive officers relative to our corporate goals and approving executive compensation. Members of the Compensation Committee are appointed by our Board. Our Compensation Committee consists of Jack Ball (Chair), Don Hardison and Vera Imper. Following the Annual Meeting, Mr. Hardison will no longer serve on the Board or the Compensation Committee and Michael Holder will serve as a member of the Compensation Committee. All of the members of the compensation committee and Mr. Holder are independent under applicable SEC and Nasdaq standards and are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Compensation Committee held six meetings during 2024.
Our Compensation Committee has the authority and responsibility to determine all aspects of executive compensation packages for executive officers, including our Chief Executive Officer. To determine each executive officer’s compensation, the Compensation Committee examines compensation on a role-specific basis as well as positions at a similar level and for the executive team overall. Our Compensation Committee also reviews our corporate financial performance and financial condition. Our Chief Executive Officer meets with the Compensation Committee to discuss executive compensation matters and to make recommendations to the Compensation Committee with respect to other executive officers. The Compensation Committee may modify individual compensation components for executive officers and is not bound to accept the Chief Executive Officer’s recommendations. The Compensation Committee may take into account the recommendations of the Board (or any member thereof) with respect to compensation of our executive officers. Our Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance evaluation and objectives.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the appropriate members of the Compensation Committee, our Chief Executive Officer, our Chief Legal Officer and our Chief People Officer, as needed. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
The Compensation Committee generally makes adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Evaluation of the performance of our Chief Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.
Our Compensation Committee also evaluates risk as it relates to our compensation programs, including our executive compensation program. Our Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking.
Role of Independent Compensation Consultant
The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In late 2023, our Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant to review our executive compensation program, assess the competitiveness of such program and advise our Compensation Committee on matters related to 2024 executive compensation. The only other services that Meridian performed for our Compensation Committee in 2024 was to provide certain advisory services on our non-executive equity compensation program, our non-employee director compensation program, and related corporate governance matters. We were billed approximately $58,137 for services rendered by Meridian to our Compensation Committee in 2024, and Meridian has not provided us or our Compensation Committee with any other services for the same period. The Compensation Committee determined that Meridian was an independent compensation advisor to the Compensation Committee for 2024, including for purposes of the Dodd-Frank Act and other applicable SEC and Nasdaq regulations.
Among other activities, Meridian:
•	assisted the Compensation Committee with an evaluation of the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•	assisted the Compensation Committee in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	developed a comparative group of companies and performed analyses of competitive performance and compensation levels for that group for purposes of benchmarking our levels of executive compensation.
Peer Group Companies
As directed by our Compensation Committee, in connection with its analysis for 2024 executive compensation, Meridian reviewed executive compensation data of publicly-traded companies in the life sciences/medical device industries (the “2024 Meridian peer survey”). These companies were selected based on the following metrics: revenues between approximately $85 million and $550 million (approximately 0.5x to 3x the Company’s trailing twelve months revenue of $176 million at the time of assessment), market capitalization between approximately $250 million and $2.5 billion (approximately 0.33x to 3x the Company’s 30-day average market capitalization of $799 million at the time of assessment), and U.S.-based headquarters with an emphasis on companies based in California or the West Coast.
The Compensation Committee then reviewed and approved the composition of the peer group companies to ensure that the companies were relevant for comparative purposes. The companies approved by our Compensation Committee for 2024 executive compensation analyses (the “peer group companies”) were:

10X Genomics, Inc.	Codexis, Inc.	Pacific Biosciences of California, Inc.
Accuray Incorporated	Standard BioTools Inc.	Quanterix Corporation
Adaptive Biotechnologies Corporation	Harvard Bioscience, Inc.	SomaLogic, Inc.
AngioDynamics, Inc.	Invitae Corporation	Twist Bioscience Corporation
AtriCure, Inc.	NanoString Technologies, Inc.	Veracyte, Inc.
Axonics, Inc.	NeoGenomics, Inc.
BioLife Solutions, Inc.	Nevro Corp.

Scope of 2024 Meridian Peer Survey
In connection with the 2024 Meridian peer survey, Meridian gathered and analyzed compensation data of our peer group companies as points for comparison with our executive compensation practices. The 2024 Meridian peer survey commenced in the fourth quarter of 2023 and was presented to our Compensation Committee and Board in February 2024.
Elements of Executive Compensation
The Compensation Committee utilizes market data, including information regarding peer group companies and market survey data provided by Meridian, as data points in determining the appropriate components of and overall compensation for our executive officers. The determination of our Compensation Committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives. Except as described herein, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation, or with respect to long-term and short-term performance.

The primary components of our executive compensation program are cash compensation, composed of base salary and an annual cash bonus, and long-term equity incentive awards. For 2024, the Compensation Committee targeted total compensation for our executive officers at the 50th to 75th percentile of peer group companies, with cash compensation targeted at the 50th percentile of our peer group companies and long-term equity-based incentive compensation targeted between the 50th and 75th percentiles of our peer group companies, with any individual executive officer potentially falling above or below this range due to the executive’s individual contribution, scope of responsibilities, level of experience and tenure with our company. In addition, our executive officers also participate in our severance benefit plan and are eligible to receive health and other benefits that are generally available to all employees.
Cash Compensation
Base Salary. We pay an annual base salary to each of our executive officers in order to attract and retain executive talent and provide them with a fixed rate of cash compensation during the year. In determining 2024 base salaries for our executive officers, the Compensation Committee considered salaries at peer group companies for similar executive-level positions and other market data. Based on this information, other than with respect to Dr. Yan, our named executive officers’ annual base salaries were below the 50th percentile. Accordingly, in 2024, the Compensation Committee adjusted the annual base salary of our named executive officers, other than Dr. Yan, in an effort to align base salary closer to the targeted 50th percentile of the peer group companies. The Compensation Committee approved the 2024 base salaries of our named executive officers in February 2024, to be effective as of January 1, 2024. Mr. McCombe’s 2024 base salary was approved by the Board in connection with his appointment as Chief Financial Officer, effective March 18, 2024.
A summary of the 2024 base salaries for our named executive officers, on an annualized basis, and a comparison to 2023 base salaries for our named executive officers who were also named executive officers in 2023, is set forth below:

Named Executive Officer	2023 Base Salary	2024 Base Salary	Total Increase from 2023 Base Salary Rate(1)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	$578,000	$600,000	4%
William McCombe(2) Chief Financial Officer	(3)	$420,000	(3)
Ming Yan, Ph.D. Chief Technology Officer	$424,000	$425,000	0%
Valerie Barnett Chief Legal Officer and Corporate Secretary	$435,000	$465,000	7%
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	(3)	$360,000	(3)
Patrik Jeanmonod Former Chief Financial Officer	$408,000	$415,000(4)	2%
Chris Williams(5) Former Chief Operating Officer	(3)	$415,000	(3)

(1)	Rounded to the nearest whole percent.
(2)	Mr. McCombe’s 2024 base salary was approved by the Board in connection with his appointment as Chief Financial Officer, effective March 18, 2024.
(3)	Individual was not a named executive officer in 2023.
(4)	Mr. Jeanmonod’s base salary was adjusted by the Board to $250,000 in connection with his transition from Chief Financial Officer to Head of Corporate Development Analytics on March 17, 2024.
(5)	Mr. Williams resigned as Chief Operating Officer, effective September 27, 2024.
Cash Incentive Bonus Plan. Our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to achieve defined performance goals. In contrast to the longer term incentives of equity incentive awards, the annual cash incentive bonus is designed to ensure that our executive officers are focused on our near-term performance and on working together to achieve specific key corporate goals identified by our Board for the applicable year. The cash incentive bonus each executive officer actually receives is generally based on the extent to which we achieve the annual corporate goals that our Board or Compensation Committee establishes. The Compensation Committee reviews our performance and determines the actual bonus payout to be awarded to each of our executive officers on an annual basis. The actual cash incentive bonus paid, if any, is calculated by multiplying the executive officer’s annual base salary, target bonus percentage and percentage achievement of the annual corporate goals, which may be adjusted upwards or downwards based upon the executive’s individual performance and contribution during the year.
2024 Target Bonuses. In determining 2024 target bonuses for our named executive officers, the Compensation Committee considered target bonuses at peer group companies for similar executive-level positions and other market data. Based on this information, our named executive officers’ target bonus percentages were at approximately the 50th percentile. Accordingly, the Compensation Committee did not adjust the target bonus percentages of the named executive officers for 2024 other than Ms. Barnett’s target bonus percentage in connection with her promotion to Chief Legal Officer. The Compensation Committee approved the 2024 target bonuses of our named executive officers in February 2024. Mr. McCombe’s 2024 target bonus was approved by the Board in connection with his appointment as Chief Financial Officer, effective March 18, 2024.
A summary of the 2023 and 2024 target bonus for our named executive officers based on a specified percentage of base salary is set forth below:

Named Executive Officer	2023 Target Bonus as a Percent of Base Salary	2024 Target Bonus as a Percent of Base Salary
Wenbin Jiang, Ph.D. Chief Executive Officer and President	100%	100%
William McCombe(1) Chief Financial Officer	(2)	50%
Ming Yan, Ph.D. Chief Technology Officer	50%	50%
Valerie Barnett Chief Legal Officer and Corporate Secretary	45%	50%
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	(2)	50%
Patrik Jeanmonod Former Chief Financial Officer	50%	50%(3)
Chris Williams(4) Former Chief Operating Officer	(2)	50%

(1)	Mr. McCombe’s 2024 target bonus was approved by the Board in connection with his appointment as Chief Financial Officer, effective March 18, 2024.
(2)	Individual was not a named executive officer in 2023.
(3)
Mr. Jeanmonod’s 2024 target bonus was adjusted to 40% of base salary by the Board in connection with his transition from Chief Financial Officer to Head of Corporate Development Analytics on March 17, 2024.

(4)	Mr. Williams resigned as Chief Operating Officer, effective September 27, 2024.
2024 Corporate Goals. Our Compensation Committee approved our 2024 corporate goals, which included corporate goals relating to the achievement of (1) a specified 2024 revenue target (the “Revenue Goal”) and (2) a specified 2024 adjusted EBITDA target (the “A-EBITDA Goal”). For our named executive officers other than Dr. Busque, the weighting of the Revenue Goal was 70% and the weighting of the A-EBITDA Goal was 30%. For Dr. Busque, the weighting of the Revenue Goal was 75% and the weighting of the A-EBITDA Goal was 25%. We define adjusted EBITDA as net income adjusted for depreciation and amortization, provision (benefit) for tax, interest income and expense, foreign currency exchange loss, stock-based compensation and certain non-recurring expenses. The Compensation Committee believed that each of these goals would require a high level of executive officer performance in order to be achieved. The 2024 bonus plan provided that 2024 revenue must exceed revenue attained in 2023 to receive any payout under the 2024 bonus plan. An individual’s bonus amount could also be adjusted based upon 2024 individual performance. The maximum payout under the 2024 bonus plan was set at 110% of the target bonus.
2024 Performance. In February 2025, our Compensation Committee reviewed our performance in 2024 relative to the corporate goals identified above. The Compensation Committee determined that 2024 revenue exceeded

2023 revenue and that the Company had achieved 90% of the Revenue Goal and 53% of the A-EBITDA Goal. Accordingly, the Compensation Committee approved a 2024 bonus achievement level of 79% for our executive officers other than Dr. Busque (90% Revenue Goal achievement multiplied by Revenue Goal weighting of 70% plus 53% A-EBITDA Goal achievement multiplied by A-EBITDA Goal weighting of 30%). The Compensation Committee approved a 2024 bonus achievement of 81% for Dr. Busque (90% Revenue Goal achievement multiplied by Revenue Goal weighting of 75% plus 53% A-EBITDA Goal achievement multiplied by A-EBITDA Goal weighting of 25%).
2024 Bonus Payments. A summary of the 2024 bonuses paid to our named executive officers are set forth below:

Named Executive Officer	2024 Base Salary	2024 Target Bonus	2024 Bonus Amount Paid
Wenbin Jiang, Ph.D. Chief Executive Officer and President	$600,000	$600,000	$472,677
William McCombe Chief Financial Officer	$315,000(1)	$157,500	$124,268
Ming Yan, Ph.D. Chief Technology Officer	$425,000	$212,500	$167,646
Valerie Barnett Chief Legal Officer and Corporate Secretary	$465,000	$232,500	$182,949
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	360,000	$180,000	$145,183
Patrik Jeanmonod Former Chief Financial Officer	$359,585(2)	$143,834	$46,998
Chris Williams(3) Former Chief Operating Officer	$415,000	$207,500	—

(1)	Prorated from Mr. McCombe’s appointment as our Chief Financial Officer, effective March 18, 2024, through December 31, 2024.
(2)
Mr. Jeanmonod’s base salary was adjusted by the Board to $250,000 in connection with his transition from Chief Financial Officer to Head of Corporate Development Analytics on March 17, 2024. Accordingly, his “2024 Base Salary” was calculated based on base salary of $415,000 per year from January 1, 2024 through March 2024 and $250,000 per year from April 2024 through December 31, 2024.

(3)	Mr. Williams resigned as Chief Operating Officer, effective September 27, 2024.
Long-Term Equity Incentive Awards
In addition to cash compensation, our executive compensation program includes long-term equity incentive awards. We believe that equity awards are an effective means of closely aligning the interests of executive officers and stockholders, rewarding executive officers for the company’s success over the long term and providing executive officers an incentive to remain with us as their equity awards vest. We have historically granted equity awards to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, the equity award practices of peer group companies, the executive officers’ existing equity grants and equity holdings.
Grants of Equity Awards to Named Executive Officers in 2024
Equity grants to our named executive officers in 2024 consisted of a mix of stock options and RSUs.
Stock Options. Because our executive officers are awarded stock options with an exercise price equal to 100% of the fair market value of our common stock on the date of grant, stock options will have value to our executive officers only if the market price of our common stock increases after the date of grant, creating a direct, meaningful link between stockholder value and the equity component of an executive officer’s individual compensation. Upon hiring an executive officer, the initial grant of stock options typically will vest over four years at a rate of 25% of the shares subject to the option vesting after one year, with the remaining 75% of the shares vesting and becoming exercisable ratably over the following 36 months. The options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of a named executive officer’s continuous service. Annual refresh grants of stock options to our executive officers, when granted, typically vest ratably monthly over a four-year period. All grants are subject to the general terms of the applicable plan and the applicable form of stock option award agreement thereunder.

Restricted Stock Units. Our Compensation Committee has determined that it is also appropriate to grant RSUs for both employees and executive officers based upon several factors, including the competitive dynamics of the markets in which we recruit, the fact that most of our larger competitors were offering “full value” awards in the form of RSUs, and the more favorable dilutive impact of RSUs relative to stock option grants. To remain competitive in our market while furthering our executive compensation principles of directly linking executive compensation to our corporate performance, reinforcing our executive officers’ long-term interest in our overall performance and aligning the interests of our executive officers with the interests of our stockholders, our Compensation Committee determined that annual refresh equity awards would be granted to executive officers with 50% of the value of the award composed of stock options and 50% of the value of the award composed of RSUs. Upon hiring an executive officer, the initial grant of RSUs typically will vest over four years at a rate of 25% of the RSUs vesting after one year, and 1/16 of the RSUs vesting each quarter thereafter. Annual refresh grants of RSUs to our executive officers, when granted, typically are granted in the first quarter of the year and vest at a rate of approximately 1/16 of the RSUs on a quarterly basis. All grants are subject to the general terms of the applicable plan and the applicable form of RSU award agreement thereunder.
2024 Equity Grants. As a part of the 2024 Meridian peer survey, Meridian provided the Compensation Committee with information on the equity compensation practices of the peer group companies and other market data, and assisted our Compensation Committee in developing 2024 equity grant guidelines for our executive officers, targeting between the 50th and the 75th percentiles of the peer group companies. Based on the information provided by Meridian and the considerations described above, our Compensation Committee approved stock option and RSU awards to our then-serving named executive officers in February 2024, which (other than equity awards for Mr. Jeanmonod) were effectively granted on March 6, 2024 after the conclusion of our trading blackout period. Our Compensation Committee approved stock option and RSU awards to Mr. McCombe and Mr. Jeanmonod in March 2024 in connection with Mr. McCombe’s appointment as Chief Financial Officer and Mr. Jeanmonod’s transition to Head of Corporate Development Analytics. These awards were effectively granted on May 13, 2024 after the conclusion of our trading blackout period.

The target value of the equity awards granted to our named executive officers in 2024 is set forth below:

Named Executive Officer	Stock Awards(1)	Option Awards(2)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	$2,500,000	$2,500,000
William McCombe Chief Financial Officer	$625,000	$625,000
Ming Yan, Ph.D. Chief Technology Officer	$625,000	$625,000
Valerie Barnett Chief Legal Officer and Corporate Secretary	$875,000	$875,000
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	$250,000	$250,000
Patrik Jeanmonod Former Chief Financial Officer	$250,000(3)	$150,000
Chris Williams Former Chief Operating Officer	$1,000,000	$1,000,000

(1)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting dates. The amounts disclosed represent the target grant date value of the RSUs granted based on the closing sale price of our common stock as reported on Nasdaq on the grant date.

(2)
The amounts disclosed represent the target grant date fair value of the stock options granted to our named executive officers under our 2021 Equity Incentive Plan (“2021 Plan”), computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value of the stock options are set forth in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 28, 2025. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)
Of the total target value of $250,000, $100,000 represents a restricted stock award subject to performance-based vesting in connection with Mr. Jeanmonod’s transition from Chief Financial Officer to Head of Corporate Development Analytics. The performance-based restricted stock award vested on September 30, 2024 upon the Compensation Committee’s determination that Mr. Jeanmonod completed activities related to the transfer of his former duties and responsibilities as Chief Financial Officer.

The specific vesting terms of each named executive officer’s equity awards outstanding as of December 31, 2024 are described below under “—Outstanding Equity Awards at December 31, 2024.”
Employment Agreements and Offer Letters
Each of our named executive officers has executed our standard confidential information and invention agreement. Of our named executive officers, Ms. Barnett, Dr. Busque, Mr. Jeanmonod, Mr. McCombe and Mr. Williams entered into a formal offer letter setting forth the terms and conditions of employment, including annual base salary, target bonus and equity awards as of their respective hire dates. The 2024 levels of annual base salary and target bonus, as well as equity awards provided to our named executive officers, are set forth in the tables in this section.
Severance Benefit Plan
In July 2021, we adopted an amended and restated Severance Benefit Plan (“Severance Plan”) to provide specified severance benefits to eligible executives, including our named executive officers. In early 2024, Meridian gathered and analyzed compensation data of our peer group companies relating to severance and change-in-control benefits (the “Meridian severance survey”). The Meridian severance survey concluded that the cash severance benefits for C-level executives were misaligned with the market practice because the Severance Plan did not differentiate between plan participants below the Chief Executive Officer level. The Meridian severance survey recommended adjustments to the benefits provided under the Severance Plan for our Chief Executive Officer and other C-level executives. In February 2024, the Compensation Committee reviewed the terms of the Severance Plan and the Meridian severance survey and approved amendments to the Severance Plan.

As amended in February 2024, the Severance Plan provides that if the employment of a “covered employee” is terminated by us without “cause” outside the period beginning three months prior to the date of a “change in control” and ending on the one-year anniversary of the change in control (the “change in control period”) (as such terms are defined in the Severance Plan), the covered employee will receive severance benefits, subject to signing and not revoking a release:
•
a lump sum payment equal to 12 months of the covered employee’s base salary (in the case of our Chief Executive Officer), nine months of the covered employee’s base salary (in the case of our other C-level executives, including our applicable named executive officers) or six months of the covered employee’s base salary (in the case of our SVP-level executives and any VP-level executives hired before February 20, 2024, including our applicable named executive officers); and

•
payment of COBRA premiums for a period of 12 months (in the case of our Chief Executive Officer), nine months (in the case of our other C-level executives, including our applicable named executive officers) or six months (in the case of our SVP-level executives and any VP-level executives hired before February 20, 2024, including our applicable named executive officers) following the date of such termination.

If, during the change in control period, a covered employee’s employment with us is terminated either (1) by us without “cause” or (2) by the covered employee for “good reason” (as such terms are defined in the Severance Plan), the covered employee will receive the following benefits, subject to signing and not revoking a release:
•
a lump sum payment equal to 24 months of the covered employee’s base salary (in the case of our Chief Executive Officer), 18 months of the covered employee’s base salary (in the case of our other C-level executives, including our applicable named executive officers) or 12 months of the covered employee’s base salary (in the case of our SVP-level executives and any VP-level executives hired before February 20, 2024, including our applicable named executive officers);

•	a lump sum payment equal to 100% of the covered employee’s target bonus for the applicable year of termination;
•
payment of COBRA premiums for a period of 24 months (in the case of our Chief Executive Officer), 18 months (in the case of our other C-level executives, including our applicable named executive officers) or 12 months (in the case of our SVP-level executives and any VP-level executives hired before February 20, 2024, including our applicable named executive officers) following the date of such termination; and

•	vesting acceleration of 100% of the shares subject to the covered employee’s outstanding equity awards (with performance-based awards vesting at the target level).
Please see the section below entitled, “Payments in Connection with a Termination or Change in Control” for additional information.
Employee Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including our paid time off, medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees.
401(k) Retirement Savings Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we make matching contributions or discretionary contributions to the 401(k) plan up to a maximum of 4.5% of an eligible employee’s annual compensation. The 401(k) plan is intended to qualify as a tax-qualified retirement plan under the Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees and defer a portion of their compensation, within prescribed limits, on a pre-tax basis through payroll contributions to the 401(k) plan.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have adopted an Incentive Compensation Recoupment Policy that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related listing standards.
Tax and Accounting Implications
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers, including our named executive officers, in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Compensation Committee oversees our compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Compensation Committee
Jack Ball (Chair)
Don Hardison
Vera Imper

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows for the years ended December 31, 2024, 2023 and 2022, compensation awarded to, paid to or earned by our named executive officers for the applicable years:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	2024	599,083	2,499,994	2,499,996	472,677	12,921	6,084,671
	2023	578,000	2,000,000	2,000,000	311,378	49,864	4,939,242
	2022	524,435	1,474,989	1,474,948	394,375	45,395	3,914,142
William McCombe(5) Chief Financial Officer	2024	315,000	624,996	624,998	124,268	—	1,689,261
Ming Yan, Ph.D. Chief Technology Officer	2024	424,959	624,995	624,996	167,646	13,954	1,856,550
	2023	424,000	1,250,000	1,250,000	114,210	31,912	3,070,122
	2022	398,398	432,497	432,483	187,247	30,616	1,481,241
Valerie Barnett Chief Legal Officer and Corporate Secretary	2024	463,750	874,997	874,998	182,949	13,794	2,410,489
	2023	435,000	625,000	625,000	140,333	37,061	1,862,394
	2022	370,829	439,999	439,986	139,432	25,722	1,415,968
Philippe Busque, Ph.D.(6) Senior Vice President, Global Sales and Services	2024	359,585	249,995	249,997	145,183	—	1,004,760
Patrik Jeanmonod(7) Former Chief Financial Officer	2024	297,833	249,993	149,996	46,998	13,350	758,171
	2023	408,000	625,000	625,000	109,901	18,187	1,786,088
Chris Williams(8) Former Chief Operating Officer	2024	323,878	999,995	999,999	—	14,575	2,338,447

(1)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting dates. The amounts disclosed represent the aggregate grant date value of the RSUs granted based on the closing sale price of our common stock as reported on Nasdaq on the grant date.

(2)
The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our named executive officers under the 2021 Plan, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 28, 2025. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)	Consists of payments pursuant to our 2022, 2023 and 2024 cash incentive bonus plans, respectively, based on the achievement of company performance goals as determined by our Compensation Committee.
(4)	Amounts for 2024 consist of 401(k) matching contributions.
(5)
Mr. McCombe was appointed as Chief Financial Officer, effective as of March 18, 2024. Excludes information relating to compensation paid during 2022 and 2023 because Mr. McCombe was not a named executive officer for such years.

(6)	Excludes information relating to compensation paid during 2022 and 2023 because Dr. Busque was not a named executive officer for such years.
(7)
Mr. Jeanmonod no longer serves as our Chief Financial Officer, effective as of March 17, 2024. Excludes information relating to compensation paid during 2022 because Mr. Jeanmonod was not a named executive officer for such year.

(8)
Mr. Williams resigned as Chief Operating Officer, effective September 27, 2024. Excludes information relating to compensation paid during 2022 and 2023 because Mr. Williams was not a named executive officer for such years.

2024 Grants of Plan-Based Awards
The following table presents information concerning plan-based awards granted to the named executive officers in 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards(2): Number of Shares of Stock or Units	All Other Stock Awards(2): Number of Securities Underlying Options	Exercise or Base Price of Equity Awards ($/share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Named Executive Officer	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	03/06/24	Option	—	—	—	—	526,315	7.07	2,499,996
	03/06/24	RSU	—	—	—	353,606	—	—	2,499,994
	02/20/24	Cash	—	600,000	660,000	—	—	—	—
William McCombe Chief Financial Officer	05/13/24	Option	—	—	—	—	150,602	6.18	624,998
	05/13/24	RSU	—	—	—	101,132	—	—	624,996
	03/18/24	Cash	—	157,500(5)	173,250	—	—	—	—
Ming Yan, Ph.D. Chief Technology Officer	03/06/24	Option	—	—	—	—	131,578	7.07	624,996
	03/06/24	RSU	—	—	—	88,401	—	—	624,995
	02/20/24	Cash	—	212,500	233,750	—	—	—	—
Valerie Barnett Chief Legal Officer and Corporate Secretary	03/06/24	Option	—	—	—	—	184,210	7.07	874,998
	03/06/24	RSU	—	—	—	123,762	—	—	874,997
	02/20/24	Cash	—	232,500	255,750	—	—	—	—
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	03/06/24	Option	—	—	—	—	52,631	7.07	249,997
	03/06/24	RSU	—	—	—	35,360	—	—	249,995
	02/20/24	Cash	—	180,000	198,000	—	—	—	—
Patrik Jeanmonod Former Chief Financial Officer	05/13/24	Option	—	—	—	—	36,231	6.18	149,996
	05/13/24	RSU	—	—	—	40,452	—	—	249,993
	03/17/24	Cash	—	143,834(6)	158,217	—	—	—	—
Chris Williams Former Chief Operating Officer	03/06/24	Option	—	—	—	—	210,526	7.07	999,999
	03/06/24	RSU	—	—	—	141,442	—	—	999,995
	02/20/24	Cash	—	207,500	228,250	—	—	—	—

(1)
Reflects the value of potential payout targets under our 2024 cash incentive bonus plan. Actual payout amounts under this plan are as disclosed in the “Summary Compensation Table” above. The 2024 cash incentive bonus plan did not have a minimum threshold.

(2)
The equity incentive plan awards were granted in accordance with our objectives for long-term equity incentive awards as described in the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards.” All equity grants were made pursuant to our 2021 Plan.

(3)	Based upon the closing sale price of our common stock as reported on Nasdaq on the date of grant.
(4)
Represents the grant date fair value of the equity awards granted to the named executive officers as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the equity awards reported in this column are set forth in Note 14 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(5)	Prorated for the period from Mr. McCombe’s appointment as our Chief Financial Officer, effective March 18, 2024, through December 31, 2024.
(6)
Mr. Jeanmonod’s base salary was adjusted by the Board from $415,000 to $250,000 and his 2024 target bonus was adjusted from 50% to 40% of his 2024 salary in connection with his transition from Chief Financial Officer to Head of Corporate Development Analytics on March 17, 2024.

2024 Option Exercises and Stock Vested
The following table provides additional information about the value realized by the named executive officers on option award exercises and the vesting of RSU awards during 2024:

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	—	—	133,089	814,727
William McCombe Chief Financial Officer	—	—	—	—
Ming Yan, Ph.D. Chief Technology Officer	—	—	52,108	322,374
Valerie Barnett Chief Legal Officer and Corporate Secretary	—	—	43,414	264,975
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	—	—	21,088	128,379
Patrik Jeanmonod Former Chief Financial Officer	—	—	40,945	245,158
Chris Williams Former Chief Operating Officer	—	—	20,511	121,597

(1)	Based upon the closing sale price of our common stock as reported on Nasdaq on the date of vesting.

Outstanding Equity Awards at December 31, 2024
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2024:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Total Securities Underlying Award at Grant(2) (#)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Total Securities Underlying Award Granted (#)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested32)($)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	07/24/2020(4)	106,664	106,664	—	0.92	07/24/2030	—	—	—
	07/22/2021(5)	250,000	213,541	36,459	17.00	07/22/2031	—	—	—
	02/28/2022(6)	163,158	118,969	44,189	13.64	02/28/2032	108,137	31,546	204,734
	03/03/2023(7)	284,900	124,643	160,257	10.61	03/03/2033	188,501	109,961	713,647
	03/06/2024(8)	526,315	98,684	427,631	7.07	03/06/2034	353,606	294,673	1,912,428
William McCombe Chief Financial Officer	05/13/2024(9)	150,602	—	150,602	6.18	5/13/2034	101,132	101,132	656,347
Ming Yan, Ph.D. Chief Technology Officer	07/24/2020(4)	26,666	16,111	—	0.92	07/24/2030	—	—	—
	07/22/2021(5)	125,000	106,770	18,230	17.00	07/22/2031	—	—	—
	02/28/2022(6)	47,841	34,883	12,958	13.64	02/28/2032	31,708	9,256	60,071
	03/03/2023(7)	178,062	77,902	100,160	10.61	03/03/2033	117,813	68,728	446,045
	03/06/2024(8)	131,578	24,670	106,908	7.07	03/06/2034	88,401	73,668	478,105
Valerie Barnett Chief Legal Officer and Corporate Secretary	03/22/2021(10)	133,330	120,052	2,778	4.71	03/22/2031	—	—	—
	07/22/2021(5)	75,000	64,062	10,938	17.00	07/22/2031	—	—	—
	02/28/2022(6)	48,671	35,488	13,183	13.64	02/28/2032	32,258	9,410	61,071
	03/03/2023(7)	89,031	38,951	50,080	10.61	03/03/2033	58,906	34,366	223,035
	03/06/2024(8)	184,210	34,539	149,671	7.07	03/06/2034	123,762	103,136	669,353
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	03/20/2023(11)	37,562	16,433	21,129	9.15	03/20/2033	30,054	14,859	96,435
	03/06/2024(8)	52,631	9,868	42,763	7.07	03/06/2034	35,360	29,467	191,241
Patrik Jeanmonod Former Chief Financial Officer	01/11/2019(12)	338,658	202,661	—	0.40	01/11/2029	—	—	—
	07/24/2020(4)	38,665	38,665	—	0.92	07/24/2030	—	—	—
	07/22/2021(5)	125,000	106,770	18,230	17.00	07/22/2031	—	—	—
	02/28/2022(6)	42,310	30,850	11,460	13.64	02/28/2032	28,042	8,186	53,127
	03/03/2023(7)	89,031	38,951	50,080	10.61	03/03/2033	58,906	34,366	223,035
	05/13/2024(13)	36,231	5,283	30,948	6.18	5/13/2034	40,452	21,239	137,841
Chris Williams Former Chief Operating Officer	(14)	—	—	—	—	—	—	—	—

(1)
All options granted prior to our initial public offering on July 27, 2021 were granted pursuant to our 2015 Equity Incentive Plan, and all options and RSUs granted after our initial public offering were granted under our 2021 Plan.

(2)	Includes all securities underlying the award on the grant date, including options which have since been exercised.
(3)	Based upon the closing sale price of our common stock as reported on Nasdaq on December 31, 2024, which was $6.49.
(4)	25% of the total shares vested one year after the date of grant and 1/48 of the of the total shares vest each month thereafter, subject to continued service through each such vesting date.
(5)	25% of the total shares vested one year after the date of grant and 1/48 of the of the total shares vest each month thereafter, subject to continued service through each such vesting date.
(6)
With respect to stock options, 2/48 of the total shares vested on March 1, 2022 and 1/48 of the total shares vest monthly thereafter, subject to continued service through each such vesting date. With respect to RSUs, 4/48 of the total shares vested on May 18, 2022 and 3/48 of the of the total shares vest each quarter thereafter on August 18, November 18, March 18 and May 18, subject to continued service through each such vesting date.

(7)
With respect to stock options, 1/48 of the total shares vested on April 3, 2023 and monthly thereafter, subject to continued service through each such vesting date. With respect to RSUs, 2/48 of the total shares vested on May 18, 2023 and each May 18 thereafter; 3/48 of the total shares vest on August 18, 2023 and each August 18 thereafter; 3/48 of the total shares vest on November 18, 2023 and each November 18 thereafter; and 4/48 of the total shares vest on March 10, 2024 and each March 10 thereafter, until fully vested and subject to continued service through each such vesting date.

(8)	With respect to stock options, 1/48 of the total shares vested on April 6, 2024 and monthly thereafter, subject to continued service through each such vesting date. With respect to RSUs, 2/48 of the total shares vested on May 18, 2024 and each May 18 thereafter; 3/48 of the total shares vest on August 18, 2024 and each August 18 thereafter; 3/48 of the total shares vest on November 18, 2024 and each November 18 thereafter; and 4/48 of the total shares vest on March 10, 2025 and each March 10 thereafter, until fully vested and subject to continued service through each such vesting date.
(9)
With respect to stock options, 1/4 of the total shares vest on May 13, 2025 and 1/48 monthly thereafter, subject to continued service through each such vesting date. With respect to RSUs, 12/48 of the total shares vest on May 18, 2025; 3/48 of the total shares vest on August 18, 2025 and each August 18 thereafter; 3/48 of the total shares vest on November 18, 2025 and each November 18 thereafter; 4/48 of the total shares vest on March 10, 2026 and each March 10 thereafter; and 2/48 of the total shares vest on May 18, 2026 and each May 18 thereafter, until fully vested and subject to continued service through each such vesting date.

(10)	25% of the total shares vested on January 19, 2022 and 1/48 of the total shares vest each month thereafter, subject to continued service through each such vesting date.
(11)
With respect to stock options, 25% of the total shares vested on March 20, 2024 and 1/48th of the total shares vest monthly thereafter, subject to continued service through each such vesting date. With respect to RSUs, 5,464 shares vested on March 20, 2024. Of the remaining RSUs, 13/48 of the total shares vested on May 18, 2024, 3/48 of the total shares vest on August 18, 2025 and each August 18 thereafter, 3/48 of the total shares vest on November 18, 2024 and each November 18 thereafter, 4/48 of the total shares vest on March 10, 2025 and each March 10 thereafter, and 2/48 of the total shares vest on May 18, 2025 and each May 18 thereafter, subject to continued service through each such vesting date.

(12)	25% of the total shares vested October 15, 2019 and 1/48th of the total shares vest monthly thereafter, subject to continued service through each such vesting date.
(13)
With respect to stock options, 1/4 of the total shares vest on June 13, 2025 and 1/48 monthly thereafter, subject to continued service through each such vesting date. With respect to RSUs, 16,181 vested on September 30, 2024 upon the Compensation Committee’s determination that the performance criteria were met. Of the remaining RSUs, 3/48 of the total shares vest on August 18, 2024 and each August 18 thereafter; 3/48 of the total shares vest on November 18, 2024 and each November 18 thereafter; 4/48 of the total shares vest on March 10, 2025 and each March 10 thereafter; and 2/48 of the total shares vest on May 18, 2025 and each May 18 thereafter, until fully vested and subject to continued service through each such vesting date.

(14)	Mr. Williams had no equity awards outstanding as of December 31, 2024.

PAYMENTS IN CONNECTION WITH A TERMINATION OR CHANGE IN CONTROL
As discussed above, we have adopted a Severance Plan applicable to our named executive officers and certain other executives. The table below presents estimated payments and benefits that would have been provided to each of our named executive officers assuming their respective qualifying terminations as of December 31, 2024:

	Termination not in connection with Change of Control(1)		Termination in connection with Change of Control(2)
Named Executive Officer	Cash Severance(3) ($)	COBRA Reimbursement(4) ($)	Cash Severance(3) ($)	COBRA Reimbursement(4) ($)	Acceleration of Unvested Equity Awards(5) ($)
Wenbin Jiang, Ph.D. Chief Executive Officer and President	600,000	26,737	1,800,000	53,474	2,830,808
William McCombe Chief Financial Officer	315,000	6,391	840,000	12,781	703,033
Ming Yan, Ph.D. Chief Technology Officer	318,750	18,010	850,000	36,020	984,221
Valerie Barnett Chief Legal Officer and Corporate Secretary	348,750	26,336	930,000	52,671	958,404
Philippe Busque, Ph.D. Senior Vice President, Global Sales and Services	180,000	5,609	540,000	11,217	287,676
Patrik Jeanmonod Former Chief Financial Officer	125,000	0	350,000	0	423,597
Chris Williams(6) Former Chief Operating Officer	—	—	—	—	—

(1)
Based on terms of the Severance Plan as of December 31, 2024, which provide that if the employment of a “covered employee” is terminated by us without “cause” outside the period beginning three months prior to the date of a “change in control” and ending on the one-year anniversary of the change in control (the “change in control period”) (as such terms are defined in the Severance Plan), the covered employee will receive, subject to signing and not revoking a release, (a) a lump sum payment equal to twelve months of the covered employee’s base salary (in the case of our Chief Executive Officer), nine months of the covered employee’s base salary (in the case of our other C-level executives, including our applicable named executive officers) or six months of the covered employee’s base salary (in the case of our SVP-level executives and in the case of our VP-level executives hired before February 20, 2024, including our applicable named executive officers); and (b) payment of COBRA premiums for a period of twelve months (in the case of our Chief Executive Officer), nine months (in the case of our other C-level executives, including our applicable named executive officers) or six months (in the case of our SVP-level executives and in the case of our VP-level executives hired before February 20, 2024, including our applicable named executive officers) following the date of such termination.

(2)
Based on terms of the Severance Plan as of December 31, 2024, which provides that if, during the change in control period, a covered employee’s employment with us is terminated either (1) by us without “cause” or (2) by the covered employee for “good reason” (as such terms are defined in the Severance Plan), the covered employee will receive, subject to signing and not revoking a release, (a) a lump sum payment equal to 24 months of the covered employee’s base salary (in the case of our Chief Executive Officer), 18 months of the covered employee’s base salary (in the case of our other C-level executives, including our applicable named executive officers) or 12 months of the covered employee’s base salary (in the case of our SVP-level executives and in the case of our VP-level executives hired before February 20, 2024, including our applicable named executive officers); (b) a lump sum payment equal to 100% of the covered employee’s target bonus for the applicable year of termination; (c) payment of COBRA premiums for a period of 24 months (in the case of our Chief Executive Officer), 18 months (in the case of our other C-level executives, including our applicable named executive officers) or 12 months (in the case of our SVP-level executives and in the case of our VP-level executives hired before February 20, 2024, including our applicable named executive officers) following the date of such termination; and (d) vesting acceleration of 100% of the shares subject to the covered employee’s outstanding equity awards (with performance-based awards vesting at the target level).

(3)	Calculated based on annual base salary in effect as of December 31, 2024.
(4)	Calculated based on elected healthcare coverage as of December 31, 2024.
(5)
We estimate the value of the acceleration of options and RSUs held by the named executive officer based on the closing stock price of our common stock of $6.49 per share on December 31, 2024, as reported on Nasdaq, the number of unvested RSUs as of December 31, 2024 and the number of unvested options held by such named executive officer as of December 31, 2024 with an exercise price below the closing stock price of our common stock on December 31, 2024.

(6)	Mr. Williams was not employed by the Company as of December 31, 2024.

CHIEF EXECUTIVE OFFICER PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (“Item 402(u)”), we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. As disclosed in the Summary Compensation Table, the 2024 annual total compensation for our Chief Executive Officer was $6,084,671. The 2024 annual total compensation for our median employee was $143,005. Accordingly, our ratio of the 2024 annual total compensation of our Chief Executive Officer to the 2024 annual total compensation of our median employee (excluding our chief executive officer) is 43 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u), to be a reasonable estimate, based upon the assumptions and adjustments described below.
Identifying the Median Employee. We identified our median employee, taking into account all individuals, excluding our Chief Executive Officer, who were employed by us on a worldwide basis as of December 31, 2023, whether employed on a full-time, part-time, seasonal or temporary basis, including employees on a partial year leave of absence, and including service providers engaged through professional employment organizations. Except as referenced above, we did not include any contractors or other non-employee workers in our employee population.
Compensation Measures and Methodology. The compensation measures used for purposes of identifying the median employee included cash compensation paid with respect to the period between January 1, 2023 and December 31, 2023 and the grant date fair value of equity awards granted between January 1, 2023 and December 31, 2023. Cash compensation included, as applicable, salary or wages plus overtime and payments under our annual incentive plans with respect to the 2023 performance period that were paid in 2024. It excluded payments under our annual incentive plans with respect to the 2022 performance period that were paid in 2023. Equity awards included all new hire and “refresh” equity awards granted in 2023. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on December 31, 2024. We did not make any cost-of-living adjustments for employees outside of the United States.
Using this methodology, we identified two individuals at the median (because there was an even number of employees as of the determination date). The annual total compensation of the two individuals were substantially similar. As a result, we exercised discretion permitted by the rule and selected one of the two identified individuals as our median employee for purposes of calculating the 2023 annual total compensation of our median employee (the “2023 median employee”).
There were no changes in our employee population or employee compensation arrangements in 2024 that we believe would significantly impact our pay ratio disclosure. However, the individual selected as our 2023 median employee received a promotion in 2024 that materially increased the employee’s annual total compensation for 2024. Accordingly, we selected another employee (the “2024 median employee”) whose 2023 annual total compensation was substantially similar to the 2023 median employee based on the same data and compensation measure used to select the 2023 median employee.
We determined 2024 annual total compensation of the 2024 median employee using the same methodology we used to calculate the amount reported for our Chief Executive Officer as set forth in the 2024 Summary Compensation Table as set forth in this proxy statement.
Because SEC rules for identifying the annual total compensation of the median employee allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Supplemental Pay Ratio Disclosure. As approximately 35% of our employees are located in China where the total annual compensation for employees is substantially lower, we believe a supplemental pay ratio utilizing the same methodology as described above but excluding our China-based employees, is useful information for stockholders. When excluding our China-based employees, the 2024 annual total compensation for our median employee, other than our Chief Executive Officer, was $175,487 and the ratio of the 2024 annual total compensation of our Chief Executive Officer to the median was 35 to 1.

PAY-VERSUS-PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers (“NEOs”) and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, please refer to the section entitled “Executive Compensation.”
Pay-Versus-Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Company- Selected Measure - Revenue(7) (in thousands)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$6,084,671	$4,403,140	$1,676,280	$1,003,204	$34.59	$85.43	($6,020)	$200,453
2023	$4,939,242	$3,723,202	$2,036,220	$1,551,529	$48.61	$85.92	($12,148)	$193,015
2022	$3,914,142	$1,934,488	$1,449,105	$552,405	$54.42	$82.14	$2,484	$164,036
2021	$4,818,502	($130,465)	$2,588,687	$126,586	$86.99	$91.40	$3,027	$127,950

(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Wenbin Jiang, Ph.D., our Chief Executive Officer, for each covered year in the “Total” column of the Summary Compensation Table. Please refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “executive compensation actually paid” to Dr. Jiang, as computed in accordance with Item 402(v) of Regulation S-K for each covered year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Jiang during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Jiang’s total compensation for each year to determine the executive compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2024	$6,084,671	$4,999,990	$3,318,459	$4,403,140
2023	$4,939,242	$4,000,000	$2,783,961	$3,723,202
2022	$3,914,142	$2,949,937	$970,283	$1,934,488
2021	$4,818,502	$4,250,000	($698,967)	($130,465)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. Please refer to “Executive Compensation—Summary Compensation Table.”

(b)
The equity award adjustments for each covered year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered year that are outstanding and unvested as of the end of the covered year; (ii) the amount equal to the change as of the end of the covered year (from the end of the prior year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the covered year; (iii) for equity awards that are granted and vest in same covered year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the covered year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value; and (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered year, a deduction for the amount equal to the fair value at the end of the prior year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$3,770,087	($718,741)	$748,652	($481,539)	—	—	$3,318,459
2023	$2,725,385	($243,959)	$495,494	($192,959)	—	—	$2,783,961
2022	$1,664,113	($920,384)	$575,505	($348,952)	—	—	$970,283
2021	—	($730,330)	—	$31,363	—	—	($698,967)

(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our NEOs as a group (excluding Dr. Jiang, who has served as our PEO since 2014) for each covered year in the “Total” column of the Summary Compensation Table for each such year. Please refer to “Executive Compensation—Summary Compensation Table.” The names of each named executive officer (excluding Dr. Jiang) included for purposes of calculating the average amounts of total compensation in each covered year are as follows: (i) for 2024, William McCombe, our Chief Financial Officer, Ming Yan, Ph.D., our Chief Technology Officer, Valerie Barnett, our Chief Legal Officer and Corporate Secretary; Philippe Busque, Ph.D., our Senior Vice President, Global Sales and Services; Patrik Jeanmonod, our former Chief Financial Officer, and Chris Williams, our former Chief Operating Officer; (ii) for 2023, Ming Yan, Ph.D., our Chief Technology Officer, Valerie Barnett, our Chief Legal Officer and Corporate Secretary; Patrik Jeanmonod, our former Chief Financial Officer, and Allen Poirson, Ph.D., our Senior Vice President, Business and Corporate Development; (ii) for 2022, Ming Yan, Ph.D., our Chief Technology Officer, and Valerie Barnett, our Chief Legal Officer and Corporate Secretary; and (iii) for 2021, Ming Yan, Ph.D., our Chief Technology Officer, and Patrik Jeanmonod, our former Chief Financial Officer.

(4)
The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our NEOs as a group (excluding Dr. Jiang), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding Dr. Jiang) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each year to determine the executive compensation actually paid, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards for Non-PEO NEOs	Average Equity Award Adjustments for Non-PEO NEOs(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,676,280	$1,191,659	$518,583	$1,003,204
2023	$2,036,220	$1,462,500	$977,809	$1,551,529
2022	$1,449,105	$872,483	($24,217)	$552,405
2021	$2,588,687	$2,125,000	($337,071)	$126,586

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2024	$704,521	($154,267)	$140,569	($117,472)	$54,767	—	$518,583
2023	$996,475	($110,740)	$181,155	($89,081)	—	—	$977,809
2022	$492,194	($485,224)	$170,198	($201,386)	—	—	($24,217)
2021	—	($418,573)	—	$81,502	—	—	($337,071)

(5)
Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)
Represents the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Biotechnology Total Return Index. The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered year.

(7)
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to Dr. Jiang and our other NEOs to our performance for the most recently completed year.

Financial Performance Measures
For the most recently completed fiscal year, the financial performance measures used by us to link our performance to executive compensation actually paid to our CEO and other NEOs include:
Revenue
Adjusted EBITDA(1)
(1)
We define adjusted EBITDA as net income adjusted for depreciation and amortization, provision (benefit) for tax, interest income and expense, foreign currency exchange loss, stock-based compensation and certain non-recurring expenses.

Analysis of Information Presented in Pay-Versus-Performance Table
As described in more detail in the section entitled “Executive Compensation,” our executive compensation program reflects a variable “pay-for-performance” philosophy. While we generally seek to prioritize long-term performance as our primary incentive for Dr. Jiang and our other NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.
Compensation Actually Paid and Company/Peer Group Total Shareholder Return
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Jiang increased in 2024 and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Jiang) decreased in 2024, while total shareholder return declined during the period. The increase in Dr. Jiang’s compensation actually paid was largely due to an upward adjustment to his compensation in 2024 to better align with our peer group companies. The decrease in compensation actually paid to our other NEOs as a group (except Dr. Jiang) was largely due to (a) a decrease in our stock price from the end of 2023 to the end of 2024, resulting in a decrease in the fair value of equity awards granted to our named executive officers in prior years, (b) downward adjustments in the long-term equity awards paid to some of our named executive officers to better align with market data, (c) the forfeiture of Mr. Williams’s unvested equity awards upon his resignation in September 2024, and (d) a downward adjustment to Mr. Jeanmonod’s compensation in connection with his transition from Chief Financial Officer to Head of Business Development Analytics in March 2024. Please see the section entitled “Executive Compensation” for additional information regarding our executive compensation program for our NEOs.

Compensation Actually Paid vs. Total Shareholder Return (TSR)
$91
$82
$86
$85
$87
$54
$49
$35
$4.4M
$3.7M
$1.9M
$1.6M
$1.0M
$0.6M
$0.1M
-$0.1M
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR

Compensation Actually Paid and Net Income
As reflected in the following graph, the amount of compensation actually paid to Dr. Jiang increased in 2024 and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Jiang) decreased in 2024, while our net loss decreased for that period. The increase in Dr. Jiang’s compensation actually paid was largely due to an upward adjustment to his compensation in 2024 to better align with our peer group companies. The decrease in compensation actually paid to our other NEOs as a group (except Dr. Jiang) was largely due to (a) a decrease in our stock price from the end of 2023 to the end of 2024, resulting in a decrease in the fair value of equity awards granted to our named executive officers in prior years, (b) downward adjustments in the compensation paid to some of our named executive officers to better align with market data, (c) the forfeiture of Mr. Williams’s unvested equity awards upon his resignation in September 2024, and (d) a downward adjustment to Mr. Jeanmonod’s compensation in connection with his transition from Chief Financial Officer to Head of Business Development Analytics in March 2024. Please see the section entitled “Executive Compensation” for additional information regarding our executive compensation program, including long-term equity incentive awards for our NEOs.

Compensation Actually Paid vs. Net Income
$3.0M
$2.5M
$3.7M
$4.4M
$1.9M
-$6.0M
$1.6M
$0.1M
$0.6M
$1.0M
-$0.1M
-$12.1M
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Net Income (millions)

Compensation Actually Paid and Revenue
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Jiang is generally aligned with our revenue growth over the period presented in the Pay-Versus-Performance table. The average amount of compensation actually paid to our other NEOs as a group (except Dr. Jiang) decreased in 2024. This was largely due to (a) a decrease in our stock price from the end of 2023 to the end of 2024, resulting in a decrease in the fair value of equity awards granted to our named executive officers in prior years, (b) downward adjustments in the long-term equity awards paid to some of our named executive officers to better align with market data, (c) the forfeiture of Mr. Williams’s unvested equity awards upon his resignation in September 2024, and (d) a downward adjustment to Mr. Jeanmonod’s compensation in connection with his transition from Chief Financial Officer to Head of Business Development Analytics in March 2024. While we use various financial and non-financial performance measures for the purpose of evaluating the effectiveness of our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay-Versus-Performance table) used by us to link compensation actually paid to Dr. Jiang and our other NEOs for the most recently completed year, to our financial performance. We use revenue when setting goals in our cash incentive bonus plan. Please see the section entitled “Executive Compensation—Compensation Discussion and Analysis” for additional information regarding our executive compensation program, including our cash incentive bonus plan.

Compensation Actually Paid vs. Revenue
$128.0M
$164.0M
$193.0M
$200.5M
-$0.1M
$0.1M
$1.9M
$0.6M
$3.7M
$1.6M
$4.4M
$1.0M
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Revenue (millions)

All information provided above under the “Pay-Versus-Performance Disclosure” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to certain of its employees, including the named executive officers. We do not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and we do not grant equity awards to executives during regularly scheduled quarterly blackout windows. If the Compensation Committee or the Board approves an equity award for an executive at such a time, the grant date is deferred until after the conclusion of our trading blackout period. Also, non-employee directors receive automatic initial and annual equity award grants, including RSUs and stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Director Compensation—Director Compensation Program” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Because of these practices, the Compensation Committee generally does not take MNPI into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K by the Company, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information as of December 31, 2024 with respect to all of our equity compensation plans in effect as of such date:
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights ($)(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2015 Equity Incentive Plan	2,309,172	1.90	—
2021 Equity Incentive Plan	9,676,163	11.84	22,266,746
2021 Employee Stock Purchase Plan	—	—	5,150,823
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	11,985,335	9.93	27,417,569

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

DIRECTOR COMPENSATION
Director Compensation Program
Our Board has adopted a non-employee director compensation policy and our Compensation Committee reviews director compensation every two (2) years or more frequently if needed. In evaluating director compensation, the Compensation Committee considers the information, analysis and recommendations provided by Meridian, including data regarding compensation paid to non-employee directors by peer group companies, and seeks to align our director compensation program to market compensation levels and our overall compensation philosophy.
In early 2023, per request of the Compensation Committee, Meridian gathered and analyzed compensation data of the peer group companies used for 2023 executive compensation benchmarking for purposes of reviewing non-employee director compensation (the “Meridian director compensation survey”). The Meridian director compensation survey concluded that the level of compensation of our non-employee directors was between the 25th and 50th percentile of the peer group companies. The Meridian director compensation survey recommended an increase in non-employee director compensation to align with the median of the peer group companies. In May 2023, the Compensation Committee recommended and the Board approved an amendment to the non-employee director compensation policy, effective July 1, 2023, to provide for an increase in annual cash retainer paid to non-employee directors from $40,000 to $50,000 and an increase in the value of annual equity awards granted to non-employee directors from $160,000 to $180,000, with 50% of the value of the award composed of stock options and 50% of the value of the award composed of RSUs.
Cash Compensation
Non-employee directors receive an annual cash retainer for service on our Board and an annual cash retainer for service on committees of the Board. Annual cash retainer amounts paid for service on our Board and committees of the Board in 2024 are set forth below:

Role on the Board of Directors/Committee	($)
Non-employee director	50,000
Lead independent director	30,000
Audit Committee chair	20,000
Audit Committee member(1)	10,000
Compensation Committee chair	15,000
Compensation Committee member(1)	7,500
Nominating and Corporate Governance Committee chair	10,000
Nominating and Corporate Governance Committee member(1)	5,000

(1)	The committee chair receives the amount indicated for the committee chair and does not also receive the amount indicated for committee members.
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated for any partial months of service.
Equity Compensation
In addition to annual cash retainers for service on our Board and committees of the Board, our non-employee directors receive grants of stock options.
Initial Grants. Effective July 1, 2023, each new non-employee director who joins our Board receives initial equity grants under the 2021 Plan having a grant date fair value for financial accounting purposes (computed in accordance with ASC Topic 718) of $300,000, with 50% of the value of the award composed of stock options and 50% of the value of the award composed of RSUs. The grant date fair value of the option to purchase shares of our common stock is based on the Black-Scholes option-pricing model. The option exercise price per share is equal to the per share fair market value of the underlying common stock on the date of grant. One thirty-sixth of the shares subject to the option vest on a monthly basis over the three-year period following the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date. The grant date fair value of RSUs is based on the closing sale price of the common stock as reported on Nasdaq on the grant date. The RSUs vest over three years on a quarterly basis, subject to the non-employee director’s continuous service with us on each applicable vesting date.

Annual Grants. Effective July 1, 2023, on the date of each annual meeting of our stockholders, each continuing non-employee director receives equity grants under the 2021 Plan having a grant date fair value for financial accounting purposes (computed in accordance with ASC Topic 718) of $180,000, with 50% of the value of the award composed of stock options and 50% of the value of the award composed of RSUs. The grant date fair value of the option to purchase shares of our common stock is based on the Black-Scholes option-pricing model. The option exercise price per share is equal to the per share fair market value of the underlying common stock on the date of grant. The grant date fair value of RSUs is based on the closing sale price of the common stock as reported on Nasdaq on the grant date. The equity awards will vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service with us on the vesting date.
All then outstanding non-employee director options will vest upon a change in control of us, subject to the non-employee director’s continuous service with us through the date of our change in control.
Other Compensation
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses. We do not pay fees to directors for attendance at meetings of our Board and its committees.
2024 Director Compensation
The following table sets forth information regarding the compensation earned by or paid to our non-employee directors during the year ended December 31, 2024. Wenbin Jiang, Ph.D., our Chief Executive Officer and President, and Ming Yan, Ph.D., our Chief Technology Officer, are also members of our Board, but did not receive any additional compensation for their service as directors. The compensation earned by or paid to Dr. Jiang and Dr. Yan as named executive officers for the year ended December 31, 2024 is set forth under the section entitled “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jack Ball	105,000	89,995	89,996	—	284,992
Gisele Dion(3)	33,427	—	—	—	33,427
Don Hardison(4)	62,500	89,995	89,996	—	242,492
Michael Holder(5)	40,000	150,000	149,997	—	339,997
Vera Imper, Ph.D.	64,286	89,995	89,996	—	244,278
Deborah Neff	65,000	89,995	89,996	—	244,992

(1)
Stock awards represent RSUs granted during the year ended December 31, 2024. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting dates. The amounts disclosed represent the aggregate grant date value of the RSUs granted based on the closing sale price of our common stock as reported on Nasdaq on the grant date.

(2)
The amounts reported represent the aggregate grant date fair value of the option awards granted during the year ended December 31, 2024 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock options reported in this column are set forth in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 28, 2025. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(3)	Ms. Dion's term on the Board expired on June 5, 2024.
(4)	Mr. Hardison’s term on the Board expires on the date of the Annual Meeting.
(5)	Mr. Holder's term on the Board began on June 5, 2024.

Director Equity Awards
The aggregate number of shares underlying stock options outstanding at December 31, 2024 for each non-employee director was as follows:

Name	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2024	Aggregate Number of Shares Underlying RSUs Outstanding as of December 31, 2024
Jack Ball	79,107	15,706
Gisele Dion	69,364(1)	—
Don Hardison	100,331	15,706
Michael Holder	37,878	22,543
Vera Imper, Ph.D.	107,705	15,706
Deborah Neff	100,331	15,706

(6)
Ms. Dion's term on the Board expired on June 5, 2024. Effective as of June 5, 2024, the Compensation Committee modified the terms of her outstanding options to accelerate the vesting of the options in full and to extend the post-termination exercise period by two years following the expiration of Ms. Dion’s term.

TRANSACTIONS WITH RELATED PERSONS
Our Board has adopted a related party transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related party were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related party transaction and the extent of the related party’s interest in the transaction.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2024 in which we have been a participant, the amount involved exceeded or will exceed $120,000, and any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections entitled “Executive Compensation” and “Non-Employee Director Compensation.”
Indemnification
We have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. Additionally, our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. One purchase of shares by Allen Poirson, our Senior Vice President, Business and Corporate Development, in November 2023 under our 2021 Employee Stock Purchase Plan was not reported on a Form 5 and instead was reported on a Form 4 when the error was discovered in May 2024. Except as described above, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements in 2024.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cytek Biosciences, Inc. stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or our mailing agent, Broadridge Financial Solutions, Inc.
Direct your written request to:
Householding Department
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717
Tel: (866) 540-7095
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Valerie Barnett
Corporate Secretary
April 28, 2025

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to:
Cytek Biosciences, Inc.
47215 Lakeview Boulevard
Fremont, California 94538
Attention: Corporate Secretary

CYTEK
TRANSCEND THE CONVENTIONAL

CYTEK BIOSCIENCES, INC.
47215 LAKEVIEW BLVD.
FREMONT, CA 94538

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74056-P29059 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYTEK BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR all of the following director nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard Chin, M.D.
02) Deborah Neff

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Any other business as may properly come before the meeting and any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V74057-P29059

CYTEK BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 18, 2025 11:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Wenbin Jiang, William McCombe and Valerie Barnett, or any of them, as proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cytek Biosciences, Inc. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PDT on June 18, 2025 at www.virtualshareholdermeeting.com/CTKB2025, and any adjournment or postponement thereof, with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side